Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 4 to Registration Statement No. 333-171115 of our report dated March 22, 2011 relating to the consolidated financial statements of Novastar Financial, Inc. and subsidiaries appearing in the proxy statement/consent solicitation/prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such proxy statement/consent solicitation/prospectus.
/s/ DELOITTE & TOUCHE LLP
Kansas City, Missouri
April 14, 2011